EX-99.1

Roadzen Sets New Revenue Milestone for the Third Quarter Ended December 31, 2023

372% Year-Over-Year Increase

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Quarterly revenue of $15.64 million, a 372% increase year-over-year.
•
Net loss of $30.57 million is impacted by non-cash, non-recurring and extraordinary items leading to an Adjusted EBITDA1 loss of $3.1 million, a 14% improvement in Adjusted EBITDA over the second quarter.
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Revenue composition continues to highlight the strength of Roadzen’s strategic plan with brokerage solutions contributing 52% and technology sales accounting for 48%.

New York, NY, February 12, 2024 – Roadzen Inc. (Nasdaq: RDZN), a global pioneer in next-generation auto insurance powered by AI, today reported its quarterly earnings for the third fiscal quarter ended December 31, 2023. The company reported revenue of $15.64 million, an increase of 372% from revenue of $3.32 million in the same quarter last year.

Rohan Malhotra, Co-Founder and CEO of Roadzen, stated, "This quarter's performance is a testament to Roadzen’s strength as a leading provider of AI-driven insurance and mobility solutions. We are pleased with the balance we have achieved with 52% of our revenue coming from brokerage sales and 48% from our Insurance as a Service (IaaS) technology platform sales. This showcases the depth of our business plan and our ability to land-and-expand multiple products within our customer base."

Roadzen posted a net loss of $30.57 million for the quarter, impacted by $26.5 million in non-cash, non-recurring, and extraordinary items. When adjusted for these factors, the Adjusted EBITDA loss stood at $3.1 million, 14% lower compared to an Adjusted EBITDA loss of $3.6 million in the previous quarter.

Roadzen's cutting-edge AI uniquely positions us as the preferred partner for insurers, fleets and carmakers aiming to innovate their auto insurance offerings. At the end of the fiscal quarter ended December 31 2023, Roadzen had 92 enterprise customers (including carriers, automotive, self-insureds, and large fleets) and approximately 3,200 SMB customers including fleets, agents, brokers and dealerships. The company made progress on several other notable objectives this quarter - continuing its leadership in AI research as a founding member of the AI Alliance alongside industry leaders, bolstering Roadzen’s global leadership team with key hires, and achieving growth across the US, UK, EU and India.

“Our priority remains threefold,” added Mr. Malhotra, “continued growth in our key global markets, pushing the boundaries of AI at the intersection of mobility and insurance, and enhancing our position as a strategic partner to the world’s leading insurers, carmakers, and fleets."

About Roadzen Inc.

Roadzen Inc. (NASDAQ: RDZN) is a leading insurance technology company on a mission to transform global auto insurance powered by advanced AI. Thousands of clients - from some of the world's leading insurers, fleets, and carmakers to small fleets, brokers, and insurance agents - use Roadzen's technology to build new products, sell insurance, process claims, and improve road safety. Roadzen's pioneering work in telematics and computer vision has earned recognition as a top AI innovator by publications such as Forbes, Fortune, and Financial Express. Roadzen has approximately 400 employees across its global offices in the US, India, UK, and France. For more information, visit www.roadzen.io.

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1 Adjusted EBITDA is a non-GAAP financial metric. See “Non-GAAP Financial Measures” at the end of this press release for more information, including a reconciliation to the nearest GAAP financial measure.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding our strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the definitive proxy statement/prospectus we filed with the SEC on August 14, 2023. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Roadzen Inc.
Condensed Consolidated Balance Sheets
(in $, except per share data and share count)

Particulars	As of December 31, 2023 (Unaudited)	As of March 31, 2023
Assets		
Current assets:		
Cash and cash equivalents	9,406,697	589,340
Accounts receivable, net	7,142,624	1,535,985
Inventories	29,333	59,897
Prepayments and other current assets	35,847,455	3,181,936
Investments	501,812	-
Total current assets	**52,927,921**	**5,367,158**
Restricted cash	427,697	542,490
Non marketable securities	4,910,030	4,910,030
Property and equipment, net	524,484	232,493
Goodwill	2,142,778	996,441
Operating lease right-of-use assets	868,391	545,988
Intangible assets, net	4,497,636	2,469,158
Other long-term assets	335,948	117,484
Total assets	**66,634,885**	**15,181,242**
Liabilities, mezzanine equity and stockholders' deficit		
Current liabilities		
Current portion of long-term borrowings	2,393,383	2,852,528
Short-term borrowings	15,165,855	4,875,801
Due to insurer	8,866,766	—
Accounts payable and accrued expenses	30,582,855	6,241,066
Short-term operating lease liabilities	423,710	208,697
Other current liabilities	8,737,264	2,503,893
Total current liabilities	**66,169,833**	**16,681,985**
Long-term borrowings	608,183	653,269
Long-term operating lease liabilities	246,743	360,306
Other long-term liabilities	922,972	294,301
Total liabilities	**67,947,731**	**17,989,861**
Commitments and contingencies (refer note 23)		
Mezzanine equity		
None authorized or issued as of December 31, 2023; Series A and A1 Preferred stock and additional paid in capital, $0.0001 par value per share, 81,635,738 shares authorized (Series A 5,442,383 and Series A1 76,193,356); 39,868,173 shares issued and outstanding as on March 31, 2023.	—	48,274,279
Shareholders' deficit		
Preference shares, $0.0001 par value per share, 60,000,000 shares authorized and none issued as of December 31, 2023 and none authorized or issued as of March 31, 2023	—	—
Ordinary Shares and additional paid in capital, $0.0001 par value per share, 220,000,000 shares authorized as of December 31 2023 and $0.0001 par value per share, 108,840,000 shares authorized as of March 31, 2023; 68,440,829 shares and 16,501,984 shares issued and outstanding as of December 31, 2023 and March 31, 2023 respectively	84,980,325	303,213
Accumulated deficit	(117,034,658)	(51,448,299)
Accumulated other comprehensive income/(loss)	44,294	(66,903)
Other components of equity	31,042,146	366,786
Total shareholders' deficit	**(967,893)**	**(50,845,203)**
Non-controlling interest	(344,953)	(237,695)
Total deficit	**(1,312,846)**	**(51,082,898)**
Total liabilities, Mezzanine equity and Shareholders' deficit, Non-controlling interest	**66,634,885**	**15,181,242**

Roadzen Inc.
Unaudited Condensed Consolidated Statements of Operations
(in $, except per share data and share count)

Particulars	For the three months ended December 31, 2023	For the three months ended December 31, 2022	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Revenue	15,641,441	3,316,645	36,722,932	8,554,393
Costs and expenses:				
Cost of services (exclusive of depreciation and amortization shown separately)	6,816,794	1,512,670	15,665,565	4,404,735
Research and development	1,876,839	519,931	3,052,244	1,779,842
Sales and marketing	11,137,159	3,090,890	24,663,562	7,262,861
General and administrative	26,676,170	861,060	34,855,630	1,974,121
Depreciation and amortization	451,773	521,544	1,232,626	1,293,803
Total costs and expenses	**46,958,735**	**6,506,095**	**79,469,627**	**16,715,362**
Loss from operations	**(31,317,294)**	**(3,189,450)**	**(42,746,695)**	**(8,160,969)**
Interest income/(expense)	(723,561)	(399,905)	(1,558,985)	(603,643)
Fair value gains/(losses) in financial instruments carried at fair value	1,220,362	4,017,520	(22,369,638)	(1,009,374)
Other income/(expense) net	83,347	(82,377)	783,269	35,312
Total other income/(expense)	**580,148**	**3,535,238**	**(23,145,354)**	**(1,577,705)**
(Loss)/Income before income tax expense	**(30,737,146)**	**345,788**	**(65,892,049)**	**(9,738,674)**
Less: income tax (benefit)/expense	(126,732)	(48,719)	(93,382)	(46,711)
Net (loss)/income before non-controlling interest	**(30,610,414)**	**394,507**	**(65,798,667)**	**(9,691,963)**
Net loss attributable to non-controlling interest, net of tax	(40,795)	(82,922)	(108,004)	(162,091)
Net (loss)/income attributable to Roadzen Inc.	**(30,569,619)**	**477,429**	**(65,690,663)**	**(9,529,872)**
Net (loss)/income attributable to Roadzen Inc. ordinary shareholders	(30,569,619)	477,429	(65,690,663)	(9,529,872)
Basic and diluted	(0.45)	0.03	(1.82)	(0.58)
Weighted-average number of shares outstanding used to compute net loss per share attributable to Roadzen Inc. ordinary shareholders	68,440,829	16,501,984	36,144,311	16,501,984

Roadzen Inc.
Unaudited Condensed Consolidated Statements of Cash Flow
(in $)

Particulars	For the nine months ended December 31, 2023	2022
Cash flows from operating activities		
Net loss including non controlling interest	**(65,798,667)**	**(9,691,963)**
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	1,232,626	1,293,803
Stock based compensation	30,779,664	-
Deferred income taxes	36,283	(42,729)
Unrealised foreign exchange loss/(profit)	628,435	8,417
Fair value losses in financial instruments carried at fair value	22,369,638	1,009,374
Gain on fair valuation of investments	(1,812)	-
Gain on sale of property and equipment	-	(495)
Expected credit loss (net of reversal)	208,264	-
Lease equalisation reserve	-	14,676
Balances written off/(back)	-	209
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:		
Inventories	30,013	(29,079)
Income taxes, net	19,286	109,680
Accounts receivables, net	2,412,838	(170,992)
Prepayments and other assets	(24,935,177)	(1,290,384)
Accounts payable and accrued expenses and other current liabilities	19,656,629	1,730,544
Other liabilities	(1,219,411)	87,564
Net cash used in operating activities	**(14,581,391)**	**(6,971,374)**
Cash flows from investing activities		
Purchase of property and equipment, intangible assets and goodwill	(423,575)	(326,972)
Proceeds from sale of property, plant and equipment	-	1,096
Acquisition of businesses	(5,749,202)	-
Investment in mutual funds	(500,000)	-
Net cash used in investing activities	**(6,672,777)**	**(325,876)**
Cash flows from financing activities		
Proceeds from business combination	32,770	-
Proceeds from issue of preferred stock	6,079,409	-
Proceeds from long-term borrowings	2,806,638	4,357,544
Repayments of long-term borrowings	(1,025,884)	(685,659)
Net proceeds/(payments) from short-term borrowings	10,702,721	4,573,698
Net cash generated from financing activities	**18,595,654**	**8,245,583**
Effect of exchange rate changes on cash and cash equivalents	108,532	(109,748)
Net (decrease)/increase in cash and cash equivalents (including restricted cash)	**(2,549,982)**	**838,585**
Cash acquired in business combination	11,252,546	-
Cash and cash equivalents at the beginning of the period (including restricted cash)	1,131,830	1,086,418
Cash and cash equivalents at the end of the period (including restricted cash)	**9,834,394**	**1,925,003**
Reconciliation of cash and cash equivalents		
Cash and cash equivalents	9,406,697	1,283,615
Restricted cash	427,697	641,388
Total cash and cash equivalents	**9,834,394**	**1,925,003**
Supplemental disclosure of cash flow information		
Cash paid for interest, net of amounts capitalized	174,934	281,944
Cash paid for income taxes, net of refunds	-	22,115
Non-cash investing and financing activities		
Convertible preferred stock issued on conversion of convertible notes	—	6,441,014
Consideration payable in connection with acquisitions	1,850,384	602,093
Interest accrued on borrowings	451,805	—

Non-GAAP Financial Measures

This press release includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), is a non-GAAP financial measure which excludes the impact of finance costs, taxes, depreciation and amortization and certain other items from reported net profit or loss. We believe that Adjusted EBITDA aids investors by providing an operating profit/loss without the impact of non- cash depreciation and amortization and certain other items to help clarify sustainability and trends affecting the business. For comparability of reporting, management considers non-GAAP measures in conjunction with U.S. GAAP financial results in evaluating business performance. Adjusted EBITDA should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. In addition, Adjusted EBITDA does not purport to represent cash flow provided by, or used for, operating activities in accordance with GAAP and should not be used as a measure of liquidity.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. These limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.

The following table reconciles our net loss reported in accordance with U.S. GAAP to Adjusted EBITDA

For more information, please contact:

Investor Contacts:
Roadzen: Raghav Kansal (raghav@roadzen.io)

Media Contacts:
Roadzen: Sanya Soni (sanya@roadzen.io)
Gutenberg: roadzen@thegutenberg.com